Exhibit 10.19
                                                                   -------------

                     SUBSCRIPTION AGREEMENT BY AND BETWEEN
                           U.S. GOLD CORPORATION and
                         EXCALIBUR LIMITED PARTNERSHIP
                               dated May 31, 2002

Name of Investor:  Excalibur Limited Partnership

Number of Units Subscribed: 857,143

THIS SUBSCRIPTION AGREEMENT (the "Agreement") is between U.S. GOLD CORPORATION (the "Company") and EXCALIBUR LIMITED PARTNERSHIP (the "Investor") who executes this Agreement as an investor in Units of the Company, as defined below.

Section 1. General. This Agreement sets forth the terms under which Investor will invest in Units of the Company. The Investor's execution of this Agreement constitutes an irrevocable agreement to purchase the number of Units of the Company subscribed. Each Unit consists of one share of US$0.10 par value common stock of the Company (the "Share") and one half of one Share purchase warrant (each whole Share Purchase Warrant, a "Warrant") as set forth in this Agreement and the Common Share Purchase Warrants to Purchase 428,572 Common Shares of the Company as set forth as Exhibit "A" hereto. Each Unit will be issued at a price of US$0.35 per Unit. Each Warrant entitles the holder to subscribe for one additional Share (a "Warrant Share") at a price of US$0.53 per Warrant Share at any time on or before the day that is 24 months from the date of this Agreement. The Company's execution of this Agreement constitutes an irrevocable agreement to sell the number of Units, Shares and the Warrant Shares of the Company to Investor.

Section 2. Investor's Subscription. The Investor hereby subscribes and agrees to pay for 857,143 Units of the Company and hereby tenders the Subscription Amount in United States dollars set forth on the signature page hereof to IBK Capital Corp, as agent for the Company, in cash, wire transfer or immediately available funds to the bank account set forth in Schedule "A" hereto.

Section 3. Investor Representations and Warranties. The Investor represents and warrants and agrees with the Company that:

     (a) Information on Company. The Investor has been furnished with the Company's Form 10-KSB/A for the year ended December 31, 2001 as filed with the Securities and Exchange Commission (the "Commission") together with all subsequently filed forms 10-QSB, 8-K, and other publicly available filings made with the Commission. In addition, the Investor has received from the Company such other information concerning its operations, financial condition and other matters as the Investor has requested in writing, and considered all factors the Investor deems material in deciding on the advisability of investing in the Units. The Investor has also been given the opportunity to ask questions of, and to receive answers from, the Company concerning additional information as the Investor desired in order to evaluate an investment in the Company;

     (b) Residence of Purchase. The Purchaser is a resident of Canada and not a resident of the United States, and was offered the Units outside of the United States and inside of Canada and the Investor has no present intention of becoming a resident of domiciliary of any other country, state or jurisdiction;

     (c) Information on Investor. The Investor is an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended (the "1933 Act"), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Investor to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Investor has the authority and is duly and legally qualified to purchase and own the Units. The Investor is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Investor is accurate.

     (d) Compliance with Securities Act. The Investor understands and agrees that the Shares and Warrant Shares have not been registered under the 1933 Act, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Investor contained herein), and that such Shares and Warrant Shares must be held unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration.

     (e) Company Shares Legend. The Company Shares shall bear the following legend, unless same shall have been included in an effective registration statement under the 1933 Act:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD,
     OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

     (f) Communication of Offer. The offer to sell the Shares and Warrant Shares were directly communicated to the Investor. At no time was the Investor presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer;

     (g) Investment Intent. The Shares and Warrant Shares subscribed for in this Agreement are being acquired by the Investor in good faith solely for the Investor's own account, for investment purposes only, and are not being purchased with a view to, or for the resale or distribution thereof;

     (h) Determination. The Investor understands that no United State federal or state agency has made any finding or determination as to the fairness for investment, or any recommendation or endorsement, of the Company or the Shares or Warrant Shares;

     (i) Other Ownership. The Investor owns no Shares, either of record or beneficially, of the Company or any affiliate thereof;

     (j) Correctness of Representations. The Investor represents that the foregoing representations and warranties are true and correct as of the date hereof. In addition, the Investor undertakes to notify the Company immediately of any changes in any representation, warranty or other information related to the Investor set forth in this Agreement. The foregoing representations and warranties shall survive the Closing Date.

If more than one person is executing this Agreement, each representation, warranty and undertaking in this Agreement shall be a joint and several representation, warranty and undertaking of each such person. If the Company is a partnership, corporation, trust or other entity, the Investor further represents and warrants that (a) the Investor has enclosed with this Agreement appropriate evidence of the authority of the individual executing this Agreement to act on behalf of the Investor, and (b) the Investor was not specifically formed to acquire the Shares or Warrant Shares subscribed for in this Agreement.

Section 4. Company Representations and Warranties. The Company represents and warrants and agrees with the Investor that:

     (a) Due Incorporation. The Company has been organized under the laws of the State of Colorado, United States of America. The Company and each of its subsidiaries, if any, is a corporation or limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation or registration and have the requisite corporate or other power to own their properties and to carry on their business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition of the Company.

     (b) Outstanding Stock. All issued and outstanding shares of common stock of the Company and each of its subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable.

     (c) Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement, and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Company relating hereto.

     (d) Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company except as described in the public reports or otherwise provided Investor.

     (e) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the National Association of Securities Dealers, Inc. ("NASD") or the Company's Shareholders is required for execution of this Agreement, and all other agreements entered into by the Company relating thereto, including, without limitation, the issuance and sale of the Shares and Warrants Shares, and the performance of the Company's obligations hereunder and under all such other agreements.

     (f) No Violation or Conflict. Assuming the representations and warranties of the Investor in this Agreement are true and correct and the Investor complies with its obligations under this Agreement, neither the issuance and sale of the Shares and Warrant Shares nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

          (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under
          (A) the articles of  incorporation,  charter or bylaws of the Company,
          (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound, or to which any of the properties of the Company or any of its affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party except the violation, conflict, breach, or default of which would not have a material adverse effect on the Company; or

          (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Shares or Warrant Shares or any of the assets of the Company, its subsidiaries or any of its affiliates.

     (g) The Shares and Warrant Shares. The Shares and Warrant Shares upon issuance:

          (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, but are subject to restrictions upon transfer under the 1933 Act and State laws;

          (ii) have been, or will be, duly and validly authorized and on the date of issuance, and the date the exercise of the Warrants, the

          Warrant Shares will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that the Investor complies with the Prospectus delivery requirements);

          (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

          (iv) will not subject the holders thereof to personal liability by reason of being such holders.

     (h) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto. To the best knowledge of the Company there are no threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates which litigation if adversely determined could have a material adverse effect on the Company.

     (i) Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Sections 15(d) and 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. The Company's common stock is listed for trading on the OTC Bulletin Board ("Bulletin Board"). Pursuant to the provisions of the 1934 Act, the Company has filed all public reports and other materials required to be filed thereunder with the Securities and Exchange Commission during the preceding twelve months.

     (j) No Market Manipulation. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Shares and Warrants Shares may be issued or resold.

     (k) Information Concerning Company. The public reports provided the Investor contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the most recent financial statements included in public documents, and there has been no material adverse change in the Company's business, financial condition or affairs not disclosed to the Investor. The public reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

     (l) Dilution. The Company's executive officers and directors have studied and fully understand the nature of the Shares and Warrant Shares being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue Warrant Shares upon exercise of the Warrants by Investor is binding upon the Company and enforceable, except as otherwise described in this Agreement, regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

     (m) Stop Transfer. The Shares and Warrant Shares are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of the Shares and Warrant Shares, except as may be required by federal securities laws.

     (n) Defaults. Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation or ByLaws. Other than as disclosed in public reports, neither the Company nor any of its subsidiaries is (i) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company except as otherwise disclosed in documents provided or made available to the Investor, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a material adverse effect on the Company.

     (o) Intentionally left blank.

     (p) No General Solicitation. Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Shares and Warrant Shares.

     (q) Listing. The Company's common stock is quoted on, and listed for trading on the Bulletin Board. The Company has not received any oral or written notice that its Common Stock will be delisted from the Bulletin Board or that the Company's common stock does not meet all requirements for the continuation of such listing.

     (r) No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in public reports, other than those incurred in the ordinary course of the Company's businesses since March 31, 2002 and which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company's financial condition.

     (s) No Undisclosed Events or Circumstances. Since March 31, 2002, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the documents provided or made available to Investor.

     (t) Capitalization. The authorized and outstanding capital stock of the Company as of the date of this Agreement is 18,000,000 common shares authorized of which 14,026,390 common shares are outstanding at the date of this Agreement and prior to the issuance of Shares and Warrant Shares thereunder. Except as set forth in public reports, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

     (u) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects. The foregoing representations and warranties shall survive during the course and effectiveness of this Agreement.

Section 5. Regulation D Offering. This Offering is being made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, afforded by Rule 506 of Regulation D promulgated thereunder. The Company has provided an opinion reasonably acceptable to Investor from the Company's legal counsel opining on the availability of the Regulation D exemption as it relates to the offer and issuance of the Units. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the exercise of the Warrants and issuance of the Shares and Warrant Shares.

Section 6. Reissuance of Shares and Warrant Shares. The Company agrees to reissue certificates representing the Shares and Warrant Shares without the legends set forth in Sections 3(e) above at such time as (a) the holder thereof is permitted to and disposes of such Shares and Warrant Shares pursuant to Rule 144(d) and/or Rule 144(k) under the 1933 Act in the opinion of counsel reasonably satisfactory to the Company, or (b) upon resale subject to an effective registration statement after the Shares and Warrant Shares are registered under the 1933 Act. The Company agrees to cooperate with the Investor in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested written representations from the Investor and selling broker, if any. Provided the Investor provides required certifications and representation letters, if any, if the Company fails to remove any legend as required by this Section 6 (a "Legend Removal Failure"), then beginning on the tenth (10th) day following the date that the Investor has requested the removal of the legend and delivered all items reasonably required by the Company to be delivered by the Investor, the Company continues to fail to remove such legend, the Company shall pay Investor, subject to a Legend Removal Failure, as liquidated damages and not a penalty an amount equal to one percent (1%) of the Purchase Price of the Shares and/or Warrant Shares subject to a Legend Removal Failure per day that such failure continues. If during any twelve
(12) month  period,  the Company  fails to remove any legend as required by this
Section 6 for an aggregate of thirty (30) days, Investor holding Units subject to a Legend Removal Failure may, at its option, require the Company to purchase all or any portion of the Units subject to a Legend Removal Failure held by Investor or assignee at a price per share equal to 120% of the applicable Purchase Price.

Section 7. Covenants of the Company. The Company covenants and agrees with the Investor as follows:

     (a) The Company will advise the Investor, promptly after it receives notice of issuance by the Securities and Exchange Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

     (b) The Company shall promptly secure the listing of the Shares and Warrant Shares upon the exercise of the Warrants upon each national securities exchange, or automated quotation system, if any, upon which shares of common stock are then listed (subject to official notice of issuance) and shall maintain such listing so long as any Warrants are outstanding. The Company will maintain the listing of its Common Stock on the NASD OTC Bulletin Board (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the "Principal Market")), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company will provide the Investor copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.

     (c) The Company shall notify the Commission, NASD, and applicable state authorities, in accordance with their requirements, if any, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and Warrant Shares to the Investor and promptly provide copies thereof to Investor.

     (d) From the date of this Agreement and until at least two (2) years after the effectiveness of the Registration Statement on Form S-3 or such other Registration Statement, the Company will (i) cause its Common Stock, the Shares and the Warrant Shares to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, (ii) comply in all respects with its reporting and filing obligations under the Exchange Act, (iii) comply with all reporting requirements that are applicable to an issuer with a class of Shares and Warrant Shares registered pursuant to Section 12(g) of the Exchange Act, and (iv) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts until two (2) years after the actual effective date of the Registration Statement on Form S-3. Until the resale of the Shares and Warrant Shares by the Investor, the Company will continue the listing of the Common Stock on the Bulletin Board and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of Bulletin Board.

     (e) The Company undertakes to reserve on behalf of the Investor, from its authorized but unissued common stock, at all times that the Warrants are outstanding, a number of common shares necessary to allow fully the exercise of all such Warrant Shares.

Section 8. Covenants of the Company and Investor Regarding Indemnification.

     (a) The Company agrees to indemnify, hold harmless, reimburse and defend Investor, Investor's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Investor or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Investor relating hereto.

     (b) Investor agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by Investor in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by Investor of any covenant or undertaking to be performed by Investor hereunder, or any other agreement entered into by the Company and Investors relating hereto.

     (c) The procedures set forth in this Section 8 shall apply to the indemnifications set forth in Sections 8(a) and 8(b) above.

Section 9. Registration Rights. The Company hereby grants to the Investor the registration rights as set for in the Registration Rights Agreement, attached as Exhibit B to this Agreement.

     (a) In connection with each registration hereunder, the Investor will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. In connection with each registration covering an underwritten public offering, the Company and the Investor agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     (b) The Company and the Investor agree that the Investor will suffer damages if any registration statement required under this Section 9 and the Registration Rights Agreement is not filed within 30 days of the date of this Agreement and not declared effective by the Commission within 90 days of the date of this Agreement, and maintained in the manner and within the time periods contemplated by this Section 9 and the Registration Rights Agreement, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, (i) if the Registration Statement described in this Sections 9 and the Registration Rights Agreement is not filed within 30 days of the date of this Agreement, or is not declared effective by the Commission within 90 days of the date of this Agreement, or (ii) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed more than thirty (30) consecutive days per event and more than two events per year defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event referred to in clauses (i) and (ii) of this Section 9 is referred to herein as a "Non- Registration Event"), then, for so long as such Non-Registration Event shall continue, the Company shall pay the Investor, in cash, as Liquidated Damages an amount equal to one percent (1%) per month for each month or part thereof during the pendency of such Non-Registration Event, of the purchase price of the Units sold under this Agreement. Payments to be made pursuant to this Section 9.2 shall be due and payable within ten
     (10) business days after demand in immediately available funds.

Section 10. First Right of Refusal. For a period of twelve months from the date of this Agreement, Company agrees to give Investor a first right of refusal related only to the sale by the Company of its securities (being preferred convertible stock if authorized by the shareholders of the Company, common stock and debt convertible into common stock) as specifically provided in this Section
10. This first right of refusal shall not apply to (i) currently ongoing efforts by the Company to sell an additional 2,000,000 shares of common stock for cash; or (ii) to any transactions with strategic industry investors, being entities primarily active in the business of exploration and mining for precious metals. The Company is obligated to furnish Investor written notice of a pending or contemplated sale of securities of the Company in sufficient detail of the business terms to allow the Investor to evaluate the notice. Within 24 hours of the receipt of such written notice, Investor will notify Company in writing of Investor's binding offer and agreement to purchase such securities of the Company on the same terms and conditions as those set forth in the written notice from the company. If the Investor does not respond to the written notice from the Company within the 24 hour period, or the Investor declines during that period to exercise its first right of refusal, the Company will be free to finalize and close the contemplated transactions within 45 days from the expiration date and time of the first right of refusal.

Section 11.  Miscellaneous.

     (a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

     (b) Entire Agreement; Assignment. This Agreement along with Schedules and Exhibits thereto represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

     (c) Execution. This Agreement may be executed by facsimile transmission, and in counterparts, each of which will be deemed an original.

     (d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Colorado or in the federal courts located in the state of Colorado. Both parties executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

     (e) This Agreement may not be assigned by the Investor, and any attempt by the Investor to assign this Agreement shall make this Agreement voidable at the option of the Company. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the Investor.

     (f) All pronouns contained herein and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned Investor on the date set forth below.

TOTAL SUBSCRIPTION

857,143 Units for the Purchase Price of US$.35/Unit for Aggregate US$300,000.00

EXCALIBUR LIMITED PARTNERSIP
Date: May 30, 2002
By:  /s/ William Hechter
Title: General Partner
Address: c/o Excalibur Capital Management Inc.,
Attention William Hechter
33 Prince Arthur Avenue
Toronto, Ontario, M5R 1B2, Canada

ACCEPTED BY THE COMPANY on this 30 day of May, 2002.
By: /s/ William W. Reid, President